UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	February 27, 2007

Toreador Resources Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-02517	75-0991164
(Commission File Number)	(IRS Employer Identification No.)

4809 Cole Avenue, Suite 108
Dallas, Texas	75205
(Address of Principal Executive Offices)	(Zip Code)

(214) 559-3933

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

Security Documents in Connection with Loan and Guarantee Agreement with International Finance Corporation

As previously reported in a Current Report on Form 8-K filed on January 4, 2007, on December 28, 2006, Toreador Resources Corporation, a Delaware corporation (the “Company”) as a Guarantor and its direct and indirect subsidiaries, Toreador Turkey Ltd., a Cayman Island company (“Toreador Turkey”) as a Borrower and Guarantor, Toreador Romania Ltd., a Cayman Island company (“Toreador Romania”) as a Borrower and a Guarantor, Madison Oil France SAS , a French societes par actions simplifies (“Madison Oil”) as a Borrower and a Guarantor, Toreador Energy France S.C.S., a French societes en commondite simple (“Toreador France”) as a Borrower and a Guarantor, and Toreador International Holding L.L.C., a Hungary limited liability company (“Toreador International” and collectively with the Company, Toreador Turkey, Toreador Romania, Madison Oil and Toreador France, the “Obligors”) entered into a Loan and Guarantee Agreement (the “Loan Agreement”) with International Finance Corporation (the “Lender”). The Loan Agreement provides for the A Loan Facility (the “A Loan Facility”) which is a secured revolving facility with a current maximum facility amount of $25 million which maximum facility amount will increase to $40 million when the projected total borrowing base amount exceeds $50 million. The A Loan Facility did not close in December but did close on March 2, 2007.

In connection with the funding of the A Loan Facility, on February 27, 2007, the Company entered into a Security Assignment with the Lender pursuant to which the Company assigned as security for the A Loan Facility the Company’s right, title and interest, present and future, in, under and to the Natural Gas Sale and Purchase Contract with Petrom Gas Srl dated December 21, 2006 and any contract entered into by the Company relating to oil or gas production in Romania.

In addition, on February 28, 2007, in connection with the funding of the A Loan Facility, the Company entered into a Quota Charge Agreement with the Lender pursuant to which the Company granted the Lender a security interest in the Company’s ownership interest in its subsidiary, Toreador International Holding Limited Liability Company.

Item 1.02 Termination of a Material Definitive Agreement

In connection with the funding of the A Loan Facility, on March 2, 2007, the Company paid Natexis Banques Populaires all amounts owing under the Reserve Base Revolving Facility Agreement dated December 23, 2004 and terminated such agreement. There were no prepayment penalties paid by the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On March 2, 2007, the Lender funded the $25 million A Loan Facility. Approximately $10 million of the $25 million was used to terminate the Reserve Base Revolving Facility Agreement with Natexis Banques Populaires as described in Item 1.02 above. The remaining approximately $15 million is available for capital expenditures in Romania and Turkey. Interest accrues at a rate of 2% over the six month LIBOR rate. The current interest rate is 7.349%.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOREADOR RESOURCES CORPORATION

Date:	March 5, 2007
		By:	/s/ Douglas W. Weir
Douglas W. Weir, Senior Vice President and Chief

Financial Officer

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